EXHIBIT 99.1

Franchise Group, Inc. Announces First Quarter 2020 Financial Results

  Exceeds Earnings Guidance for the First Quarter
  Increases Guidance for 2020

VIRGINIA BEACH, Va., June 18, 2020 (GLOBE NEWSWIRE) -- Franchise Group, Inc. (NASDAQ: FRG) (“Franchise Group” or the “Company”) today announced the results of its first quarter ended March 28, 2020.  For the first quarter of 2020, total reported revenue for Franchise Group was $592.6 million, GAAP Net Income was $61.9 million or $2.51 per share, Proforma Adjusted EBITDA was $112.2 million and Non-GAAP EPS was $2.11 per share.  In calculating GAAP EPS, the Company utilized 23.7 million weighted average fully diluted shares outstanding for the first quarter.  In calculating Non-GAAP EPS and formulating guidance, the Company utilized 35.1 million fully diluted shares outstanding.  The Company ended the quarter with $147 million in cash and outstanding debt of $811.5 million.

During the first quarter of 2020, Franchise Group completed the $450 million acquisition of American Freight, closed on a $675 million credit facility, and paid another quarterly dividend of $0.25 per share.  Despite the impacts of Covid-19, the Company was able to exceed its previously announced guidance for the first quarter due to its resilient business model and achievement of operational efficiencies.

Brian Kahn, Franchise Group’s President and CEO stated, “We established Franchise Group with the ultimate goal of paying dependable and growing dividends to its shareholders.  We have assembled a mix of franchise and franchisable businesses that provide us balance and resiliency which have allowed us to be successful before, during, and after the recent crisis.  We believe our performance to date validates our strategy and is evidenced by our financial results and updated guidance.”

Mr. Kahn continued, “As all of us know, the last few months have been unprecedented in countless ways.  We have been transparent with our stakeholders and have been communicating our operating plans and performance through the pandemic.  I want to reiterate that we have continued to prioritize the health and safety of our employees, customers and communities. I am very grateful for the support and professionalism of our operating management teams throughout this crisis and our successes are a reflection of their strong performance.”

The Company has four reportable segments: American Freight; The Vitamin Shoppe; Liberty Tax and Buddy’s.  The following table summarizes revenue and Proforma Adjusted EBITDA by these segments.  A reconciliation of Proforma Adjusted EBITDA to the most comparable GAAP measure is included below.

	For the Three Months
	Ended March 28, 2020
		Proforma
		Adjusted	Net
	Revenue	EBITDA	Income

	(In thousands)
American Freight	$202,747	$28,396	$(14,722)
Vitamin Shoppe	275,888	30,195	(9,023)
Liberty Tax	89,618	51,359	47,103
Buddy's	24,312	5,268	(5,189)
Corporate	-	(3,023)	43,729
Total	$592,565	$112,194	$61,898

Outlook (1)

On March 11, 2020, the Company provided preliminary guidance for 2020 of revenue of $2.1 - $2.15 billion, Proforma Adjusted EBITDA of $230 - $240 million and Non-GAAP EPS of $2.35 - $2.55 per share, all assumed American Freight was owned for the full year.  As of today, the Company believes it will be at the high end of that range for revenue and Proforma Adjusted EBITDA and is raising its Non-GAAP EPS guidance to at least $2.60 per share.

(1) The Company does not provide quantitative reconciliation of forward-looking, non-GAAP financial measures such as forecasted 2020 Proforma Adjusted EBITDA or non-GAAP EPS to the most directly comparable GAAP financial measure because it is difficult to reliably predict or estimate the relevant components without unreasonable effort due to future uncertainties that may potentially have significant impact on such calculations, and providing them may imply a degree of precision that would be confusing or potentially misleading. Proforma adjustments represent realized and unrealized synergies consistent with the Company’s credit agreement. Estimates exclude potential refranchising activities.

Conference Call Information
Franchise Group will conduct a conference call today at 4:30 p.m. ET to discuss its business, financial results for the first quarter and outlook for the rest of 2020.  A real-time webcast of the conference call will be available on the Events page of Franchise Group’s website at www.franchisegrp.com. The conference call can also be accessed live via telephone at (877) 784-1793. The passcode is 1898649. Please dial in 5-10 minutes prior to the scheduled start time.

About Franchise Group, Inc.
Franchise Group, Inc. (NASDAQ: FRG) is an operator of franchised and franchisable businesses and uses its operating expertise to drive cost efficiencies and grow its brands.  Franchise Group’s business lines include Liberty Tax Service, Buddy’s Home Furnishings, American Freight and The Vitamin Shoppe.  On a combined basis, Franchise Group currently operates over 4,100 locations predominantly located in the U.S. and Canada that are either Company-run or operated pursuant to franchising agreements.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, projections, predictions, expectations, or beliefs about future events or results and are not statements of historical fact. Such statements include statements regarding the Company’s performance during the crisis, its strategy and its outlook for the remainder of 2020.  Such forward-looking statements are based on various assumptions as of the time they are made, and are inherently subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are often accompanied by words that convey projected future events or outcomes such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” “intend,” “will,” “may,” “view,” “opportunity,” “potential,” or words of similar meaning or other statements concerning opinions or judgment of the Company or its management about future events. Although the Company believes that its expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance, or achievements of the Company will not differ materially from any projected future results, performance or achievements expressed or implied by such forward-looking statements. Actual future results, performance or achievements may differ materially from historical results or those anticipated depending on a variety of factors, many of which are beyond the control of the Company.  We refer you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Transition Report on Form 10-K/T for the transition period ended December 28, 2019, and comparable sections of the Company’s Quarterly Reports on Form 10-Q and other filings, which have been filed with the SEC and are available on the SEC’s website at www.sec.gov. All of the forward-looking statements made in this press release are expressly qualified by the cautionary statements contained or referred to herein. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on the Company or its business or operations. Readers are cautioned not to rely on the forward-looking statements contained in this press release. Forward-looking statements speak only as of the date they are made and the Company does not undertake any obligation to update, revise or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

FRANCHISE GROUP, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets (Unaudited)

(In thousands, except share count and per share data)	March 28, 2020	December 28, 2019
Assets
Current assets:
Cash and cash equivalents	$147,028	$39,581
Current receivables, net	136,254	79,693
Inventories, net	359,447	300,312
Other current assets	28,279	20,267
Total current assets	671,008	439,853
Property, equipment, and software, net	154,713	150,147
Non-current receivables, net	15,581	18,638
Goodwill	469,459	134,301
Intangible assets, net	148,779	77,590
Operating lease right-of-use assets	535,092	462,610
Other non-current assets	24,891	15,406
Total assets	$2,019,523	$1,298,545
Liabilities and Stockholders Equity
Current liabilities:
Current installments of long-term obligations	$257,466	$218,384
Current operating lease liabilities	126,701	107,680
Accounts payable and accrued expenses	259,803	158,995
Other current liabilities	36,444	16,409
Total current liabilities	680,414	501,468
Long-term obligations, excluding current installments	554,004	245,236
Non-current operating lease liabilities	434,677	394,307
Other non-current liabilities	21,408	5,773
Total liabilities	1,690,503	1,146,784

Stockholders equity:
Common stock, $0.01 par value per share, 180,000,000 and 180,000,000 shares authorized, 29,653,052 and 18,250,225 shares issued and outstanding at March 28, 2020 and December 28, 2019, respectively	297	183
Preferred stock, $0.01 par value per share, 20,000,000 and 20,000,000 shares authorized, 1,099,122 and 1,886,667 shares issued and outstanding at March 28, 2020 and December 28, 2019, respectively	11	19
Additional paid-in capital	237,354	108,339
Accumulated other comprehensive loss, net of taxes	(2,306)	(1,538)
Retained earnings	73,652	18,388
Total equity attributable to Franchise Group, Inc.	309,008	125,391
Non-controlling interest	20,012	26,370
Total equity	329,020	151,761
Total liabilities and equity	$2,019,523	$1,298,545

FRANCHISE GROUP, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended
(In thousands, except share count and per share data)	March 28, 2020	March 31, 2019
Revenues:
Product	$473,505	$-
Service and other	102,640	95,838
Rental	16,420	-
Total revenues	592,565	95,838
Operating expenses:
Cost of revenue:
Product	287,818	-
Service and other	756	-
Rental	5,942	-
Total cost of revenue	294,516	-
Selling, general, and administrative expenses	252,212	40,965
Total operating expenses	546,728	40,965
Income from operations	45,837	54,873
Other income (expense):
Other	(4,056)	7
Interest expense, net	(25,752)	(1,055)
Income before income taxes	16,029	53,825
Income tax expense (benefit)	(45,869)	15,634
Net income	61,898	38,191
Less: Net income attributable to non-controlling interest	(2,359)	-
Net income attributable to Franchise Group, Inc.	$59,539	$38,191

Net income per share of common stock:
Basic	$2.55	$2.72
Diluted	2.51	2.71

Weighted-average shares outstanding:
Basic	23,373,980	14,055,752
Diluted	23,693,035	14,112,659

FRANCHISE GROUP, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Three Months Ended
(In thousands)	March 28, 2020	March 31, 2019
Operating Activities
Net income	61,898	38,191
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for doubtful accounts	1,672	1,930
Depreciation, amortization and impairment charges	15,927	4,073
Amortization of deferred financing costs	11,744	100
Stock-based compensation expense - equity awards	2,485	388
Loss (gain) on bargain purchases and sales of Company-owned offices	(808)	555
Equity in (gain) loss of affiliate	88	(1)
Deferred tax expense (benefit)	5,010	1,949
Change in
Accounts, notes, and interest receivable	(10,203)	(16,195)
Income taxes receivable	(51,857)	13,186
Other assets	(2,364)	270
Accounts payable and accrued expenses	41,921	7,146
Inventory	40,066	-
Deferred revenue	189	(836)
Net cash provided by operating activities	115,768	50,756
Investing Activities
Issuance of operating loans to franchisees and ADs	(28,212)	(38,402)
Payments received on operating loans to franchisees and ADs	47,800	63,127
Purchases of Company-owned offices, AD rights, and acquired customer lists	(2,251)	(91)
Proceeds from sale of Company-owned offices and AD rights	950	22
Acquisition of business, net of cash acquired	(357,263)	-
Purchases of property, equipment, and software	(6,184)	(359)
Net cash used in investing activities	(345,160)	24,297
Financing Activities
Proceeds from the exercise of stock options	-	153
Dividends paid	(3,943)	-
Non-controlling interest distribution	(2,358)	-
Repayment of other long-term obligations	(370,503)	(1,801)
Borrowings under revolving credit facility	142,000	47,668
Repayments under revolving credit facility	(79,260)	(114,459)
Issuance of common stock	80,682	-
Payment for debt issue costs	(14,408)	-
Issuance of debt	586,000	-
Cash paid for taxes on exercises/vesting of stock-based compensation	(36)	-
Net cash provided by (used in) financing activities	338,174	(68,439)
Effect of exchange rate changes on cash, net	(1,335)	80
Net increase (decrease) in cash equivalents and restricted cash	107,447	6,694
Cash and cash equivalents and restricted cash at beginning of period	45,146	3,981
Cash and cash equivalents and restricted cash at end of period	$152,593	$10,675
Supplemental Cash Flow Disclosure
Cash paid for taxes, net of refunds	$466	$-
Cash paid for interest	$15,332	$916
Accrued capital expenditures	$4,061	$-
Deferred financing costs from issuance of common stock	$31,013	$-
Share issuance proceeds included in accounts receivable	$11,385	$-
Tax receivable agreement included in other long-term liabilities	$7,449	$-

Non-GAAP Financial Measures and Key Metrics
This press release includes Adjusted EBITDA and non-GAAP earnings per share. Adjusted EBITDA represents net income before interest, income taxes, depreciation and amortization adjusted for certain non-core or non-operational items related to restructuring and related charges, early extinguishment of debt costs, litigation settlement costs, transaction-related costs, and fair value acquisition accounting adjustments related to inventory. Adjusted EBITDA is a financial measure not prepared in accordance with generally accepted accounting principles (“GAAP”). Management believes that Adjusted EBITDA is useful to investors as a supplemental measure in evaluating the aggregate performance of our operating businesses and in comparing our results from period to period because they exclude items that we do not believe are reflective of our core or ongoing operating results. Adjusted EBITDA is the measure that is used by our management to evaluate performance and make resource allocation decisions each period. Adjusted EBITDA is also the primary operating metric used in the determination of executive management's compensation.  In addition, a measure similar to Adjusted EBITDA is used in the Company’s credit facilities.  Adjusted EBITDA should not be considered in isolation or as a substitute for net income or other income statement information prepared in accordance with GAAP and our presentation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

Below is a reconciliation of management’s estimate of net income to estimated Proforma Adjusted EBITDA and GAAP EPS to Non-GAAP EPS for the three months ended March 28, 2020. In the table below, we provide an estimated range of the items we exclude from our calculation of Proforma Adjusted EBITDA and Non-GAAP EPS.

	For the Three Months Ended March 28, 2020
			American	Vitamin
	Buddy's	Liberty	Freight	Shoppe	Corporate	Total

	(In Thousands)
Net Income	$(5,189)	$47,103	$(14,722)	$(9,023)	$43,729	$61,898
Add back:
Interest Expense	5,541	1,240	15,420	3,575	(25)	25,752
Income Tax benefit	-	303	(169)	-	(46,004)	(45,869)
Depreciation, Amortization & Impairment	1,640	2,065	912	11,310	-	15,927
Total Adjustments	7,181	3,608	16,164	14,885	(46,028)	(4,191)
EBITDA	1,992	50,711	1,442	5,862	(2,300)	57,708
Adjustments to EBITDA:
Executive Severance and Related	-	-	-	4,657	0	4,657
Stock-Based Compensation	70	149	-	-	2,267	2,485
Shareholder Litigation	-	-	-	-	131	131
Corporate Compliance	-	99	-	-	-	99
Prepayment Penalty on Early Debt Extinguishment	2,992	6	1,050	-	-	4,048
Accrued Judgments & Settlements	-	393	30	(1,708)	-	(1,285)
Store Closures	-	-	0	259	-	259
Acquisition Costs	214	-	5,976	4,926	(762)	10,354
Inventory Fair Value Step-up Amortization	-	-	8,245	12,545	-	20,790
Total Adjustments to EBITDA	3,275	647	15,300	20,679	1,636	41,538
Adjusted EBITDA	5,268	51,359	16,742	26,541	(664)	99,246
Proforma Adjustments	-	-	11,654	3,654	(2,360)	12,948
Proforma Adjusted EBITDA	$5,268	$51,359	$28,396	$30,195	$(3,023)	$112,194

Investor Relations Contact:
Andrew F. Kaminsky
EVP & Chief Administrative Officer
Franchise Group, Inc.
akaminsky@franchisegrp.com
(914) 939-5161